SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a party other than the Registrant /    /

Check the appropriate box:

/    / Preliminary Proxy Statement

/    / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/    / Definitive Additional Materials

/    / Soliciting Material Pursuant to Section 240.14a-12

Dynamic Health Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/    / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DYNAMIC HEALTH PRODUCTS, INC.

6911 Bryan Dairy Road, Suite 210

Largo, Florida 33777

September 27, 2004

Dear Dynamic Health Products, Inc. Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Dynamic Health Products, Inc., a Florida Corporation (“DHP”), to be held on October 22, 2004, at 10 a.m., local time, at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777, for the following purposes:

1. To amend the Company’s articles of incorporation to increase the authorized number of common stock from 20,000,000 shares to 45,000,000 shares; and

2. To amend the Company’s articles of incorporation to change the voting requirements from 75% of the holders of outstanding shares of the Company’s common stock to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS SHAREHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on September 20, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Special Meeting in person. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

• By mail—fill in, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope.

• By telephone—call the toll-free telephone number on your proxy card to vote by phone.

• Via Internet—visit the web site noted on your proxy card to vote via the Internet.

You may attend the meeting and vote in person even if you have previously voted by proxy in one of three ways listed above. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Jugal K. Taneja, Chairman of the Board

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY

DYNAMIC HEALTH PRODUCTS, INC.

6911 Bryan Dairy Road, Suite 210

Largo, Florida 33777

NOTICE OF SPECIAL MEETING

September 27, 2004

The Special Meeting of Stockholders of Dynamic Health Products, Inc. will be held at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777 on October 22, 2004 at 10 a.m., local time, for the following purposes:

1. To amend the Company’s articles of incorporation to increase the authorized number of common stock from 20,000,000 shares to 45,000,000 shares; and

2. To amend the Company’s articles of incorporation to change the voting requirements from 75% of the holders of outstanding shares of the Company’s common stock to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

Holders of record of common stock at the close of business on September 20, 2004 are the only stockholders entitled to notice of and to vote at the Special Meeting of Stockholders.

By Order of the Board of Directors,

/s/	Cani I. Shuman

Chief Financial Officer, Secretary, Treasurer and Director

Largo, Florida

September 27, 2004

DYNAMIC HEALTH PRODUCTS, INC.

6911 Bryan Dairy Road, Suite 210

Largo, Florida 33777

PROXY STATEMENT

September 27, 2004

This Proxy Statement and the accompanying Proxy card are furnished in connection with the solicitation by the Board of Directors of Dynamic Health Products, Inc. (the “Company”) of proxies to be voted at the Special Meeting of Stockholders (the “Meeting”). The approximate mailing date of this Proxy Statement is September 27, 2004. A Proxy may be revoked at any time before it is voted at the meeting by submitting a later-dated Proxy or by giving written notice of such revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the meeting and cancel any Proxy previously given.

VOTING SECURITIES

All holders of record of the Company’s common stock at the close of business on September 20, 2004 are entitled to vote at the Meeting. Each share entitles the holder to one vote. The persons appointed by the enclosed Proxy card have advised the Board of Directors that it is their intention to vote at the meeting and comply with the instructions on the Proxy cards received from stockholders and, if no contrary instruction is indicated on the Proxy card, in accordance with the recommendations of the Board of Directors on matters brought before the meeting.

Voting of Proxies

When you sign, date and return the enclosed Proxy, the shares represented by the Proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the Proxy card. If your Proxy card is signed and returned without specific voting instructions, your shares of the common stock will be voted as recommended by the directors:

“FOR” the approval to increase the authorized common stock from 20,000,000 shares to 45,000,000 shares.

“FOR” the approval to change the voting requirements from 75% to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

You may revoke your Proxy at any time before it is voted at the Meeting by submitting a later-dated proxy or by giving written notice of revocation to the Secretary of the Company. If you do attend the Meeting, you may vote by ballot at the Meeting and cancel any Proxy previously given.

Abstentions and broker non-votes are counted as shares present for determination of a quorum, but are not counted as “For” or “Against” votes on any item to be voted on and are not counted in determining the amount of shares voted on an item.

The representation, in person or by proxy, of thirty-five percent (35%) of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Special Meeting. The vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting is necessary to approve the increase in authorized common stock. The vote of the holders of seventy-five percent (75%) of the stock having voting power present in person or represented by proxy at the meeting is necessary to approve the change to the voting requirements from 75% to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

The cost of all solicitation will be borne by the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth current information relating to the beneficial ownership of the common stock of the Company by (i) each person owning beneficially more than 5 percent of the outstanding shares of common stock, (ii) each Director of the Company and (iii) all Executive Officers and Directors of the Company as a group: Percentage of beneficial ownership is based upon 12,774,834 shares of common stock outstanding at August 12, 2004.

Name And Address Of Beneficial Owner(1)	Amount And Nature Of Beneficial Owner(2)	Percent Of Class
Jugal K. Taneja(3)	4,758,372	37.1%
Manju Taneja(4)	1,731,404	13.6%
William L. LaGamba(5)	2,000,000	15.7%
Michele LaGamba(6)	2,000,000	15.7%
Mandeep K. Taneja(7)	1,513,328	11.8%
Mihir K. Taneja	1,479,996	11.6%
Kotha S. Sekharam, Ph.D.(8)	495,796	3.9%
Morton L. Stone(9) 1080 Peppertree Lane, #302 Sarasota, FL 34242	166,664	1.3%
Cani I. Shuman(10)	33,332	*
Rakesh K. Sharma, M.D.(11) 455 Pinellas Street, Suite 310 Clearwater, FL 33756	33,332	*
All officers and directors as a group (6 persons)	7,000,824	53.8%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Dynamic Health Products, Inc. at 6911 Bryan Dairy Road, Suite 210, Largo, FL 33777.
(2)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns.
(3)	Includes 1,652,740 shares beneficially owned by Manju Taneja, Jugal K. Taneja’s wife, as to which Mr. Taneja exercises no investment or voting power and disclaims beneficial ownership. Also includes (i) 2,680,304 shares owned by Carnegie Capital, Ltd. and (ii) 280,000 shares owned by First Delhi Family Partnership, Ltd. Mr. Taneja is the general partner of Carnegie Capital, Ltd. and First Delhi Family Partnership, Ltd. As such, Mr. Taneja holds sole voting and investment power with respect to the shares held of record by Carnegie Capital, Ltd. and First Delhi Family Partnership, Ltd. Includes 66,664 shares issuable upon exercise of currently exercisable options.
(4)	Includes 78,664 shares beneficially owned by Jugal K. Taneja, as to which Manju Taneja exercises no investment or voting power and disclaims beneficial ownership. Excludes (i) 2,680,304 shares owned by Carnegie Capital, Ltd., and (ii) 280,000 shares owned by First Delhi Family Partnership, Ltd., as to which Mrs. Taneja exercises no investment or voting power and disclaims beneficial ownership.
(5)	Includes 784,000 shares owned by Michele LaGamba, Mr. LaGamba’s wife, as to which Mr. LaGamba exercises no investment or voting power and disclaims beneficial ownership. Also includes and 504,000 shares held by Mr. LaGamba as custodian for their minor children.
(6)	Includes 712,000 shares owned by William L. LaGamba, and 504,000 shares held by Mr. LaGamba as custodian for their minor children, as to which Mrs. LaGamba exercises no investment or voting power and disclaims beneficial ownership.
(7)	Includes 33,332 shares issuable upon exercise of currently exercisable options.
(8)	Includes 40,000 shares owned by Madhavi Sekharam, Dr. Sekharam’s wife, as to which Dr. Sekharam exercises no investment or voting power and disclaims beneficial ownership. Includes 33,332 shares issuable upon exercise of currently exercisable options.
(9)	Includes 33,332 shares issuable upon exercise of currently exercisable options.
(10)	Includes 33,332 shares issuable upon exercise of currently exercisable options.
(11)	Includes 33,332 shares issuable upon exercise of currently exercisable options.

2

PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON

STOCK FROM 20,000,000 TO 45,000,000

At the Special Meeting, shareholders will be asked to approve and consent to amend the Company’s restated Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 45,000,000 shares.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

As of the Record Date, a total of * shares of the Company’s currently authorized 20,000,000 shares of common stock are issued and outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

Securities Purchase Agreement

To obtain funding for its ongoing operations, the Company is considering entering into a Securities Purchase Agreement with one investor for the sale of (i) $6,000,000 in secured convertible notes and (ii) warrants to buy 1,375,000 shares of our common stock. The exact terms of the final agreements may be subject to change. Furthermore, the Company is under no obligation to complete this transaction and the Company may determine not to proceed with this transaction.

Each of the convertible notes would accrue interest at a rate per annum equal to the prime rate published in The Wall Street Journal plus 2%, subject to a floor of 6%. The interest rate on the convertible notes would be subject to possible downward adjustment as follows:

-        the interest rate will be decreased by 1.0% (or 100 basis points) for every 25% increase of the Company’s common stock price above the fixed conversion price prior to an effective registration statement covering the shares of common stock underlying the convertible notes and warrants; and

-        the interest rate will be decreased by 2.0% (or 200 basis points) for every 25% increase of the Company’s common stock price above the fixed conversion price after an effective registration statement covering the shares of common stock underlying the convertible notes and warrants, however, the interest rate cannot drop below 0%.

3

Each of the convertible notes will have a term of three years. The fixed conversion rate will be equal to 103% of the average closing price for the ten (10) days prior to the execution of the securities purchase agreement, except that the fixed conversion price cannot exceed 110% of the closing price on the day prior to execution.

Beginning 120 days from execution of the Securities Purchase Agreement, we shall pay 1/30 of the outstanding principal and accrued interest on the convertible notes in cash or registered stock. The monthly payments shall be payable in registered stock if: (i) we have an effective registration statement under which the stock can be sold; (ii) the average closing price of our common stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such repayment date shall be greater than or equal to 110% of the Fixed Conversion Price; and (iiI) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of our common stock for the twenty two (22) day trading period immediately preceding the applicable Repayment Date. If the conversion criteria are not met, the investor shall convert only such part of the monthly payment that meets the conversion criteria. Any part of the monthly payment due on a repayment date that the investor has not been able to convert into shares of common stock due to failure to meet the conversion criteria, shall be paid by the Company in cash at the rate of 102% of the principal portion of the monthly payment otherwise due on such repayment date.

Each convertible notes may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid.

115% of the full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants will be exercisable until five years from the date of the Securities Purchase Agreement at a purchase price equal to 115% of the average closing price of our common stock for the ten (10) trading days immediately prior to the execution date per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the convertible notes issued pursuant to the Securities Purchase Agreement.

Our obligations under the Security Agreement, Securities Purchase Agreement and the Notes will be secured by a first priority lien on all our assets and all future assets acquired, pledge by us of shares representing 100% of our share capital of Innovative Companies, Inc. and DrugMax, and a put option in the pledged shares of Innovative Companies, Inc. and DrugMax at $6.00 and $4.00 per share, respectively.

The investor will not be entitled to be issued shares of common stock in repayment of any portion of the convertible notes or upon exercise of the warrants if and to the extent such issuance would result in the investor and its affiliates beneficially owning more than 4.99% of the issued and outstanding common stock upon such issuance, unless the investor shall have provided at least 75 days prior written notice to us of its revocation of such restriction.

The following are the risks associated with entering into the Securities Purchase Agreement:

There Will Be a Large Number of Shares Underlying The Secured Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of August 12, 2004, we had 12,774,834 shares of common stock issued and outstanding. If we entered into the Securities Purchase Agreement today, the secured convertible notes would be convertible into an estimated 10,575,056 shares of common stock at current market prices, and warrants to purchase 1,375,000 shares of common stock. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

4

The Issuance of Shares Upon Conversion of the Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investors could ultimately convert and sell the full amount issuable on conversion. Although the investors could not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investors could sell more than this limit while never holding more than this limit.

If We Were to be Required for any Reason to Repay the Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

If we enter into the Securities Purchase Agreement for the sale of an aggregate of $6,000,000 principal amount of secured convertible notes, the secured convertible notes will start becoming due and payable, with interest, 120 days from the date of issuance. Although the principal amount can be repaid through the issuance of registered stock, there are certain conditions that must be met, including having a valid registration statement for the shares underlying the convertible notes and warrants and that our stock price is 110% of the fixed conversion price. If either of these conditions are not met, we will be required to repay the monthly payment in cash. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related secured convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We would anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

The Board of Directors recommends a vote “FOR” the proposal.

5

DIRECTORS’ PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE VOTING REQUIREMENTS FROM 75% TO THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK THEN ENTITLED TO VOTE

The Board of Directors proposes that the shareholders approve an amendment to the Corporation’s Articles of Incorporation, as amended, to modify the requirement that the shareholders of the Corporation approve by a supermajority vote certain actions, including the election of directors and amending Articles V (Board of Directors), VI (Calling of Special Shareholder Meetings), VII (Notice of Shareholder Business) and VIII (Nominations for Director). The amendment would replace Articles V, VI, VII and VIII of the Corporation’s Articles of Incorporation with new Articles V, VI, VII and VIII, a copy of the Restated Articles of Incorporation is set forth in Appendix A to this proxy statement. You are urged to read the full text of the proposed new Articles carefully.

The Corporation’s Articles of Incorporation presently require the affirmative vote of 75% of the Corporation’s shares to elect directors and amend Articles V, VI, VII and VIII of the Articles of Incorporation. The proposed amendment would change this supermajority voting requirement to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

The proposed amendment could make it easier for a third party to acquire control of the Company. The amendment is not being proposed in response to any takeover proposal. The Company is not aware of any existing or proposed takeover proposal for the Company and the proposed amendment is not being submitted to the shareholders in anticipation of a takeover proposal. Rather, the proposed amendment is being submitted to the shareholders to provide the Company with additional flexibility to appoint directors and transact corporate business.

Vote Required and Board Recommendation

The affirmative vote of holders of 75% of the shares of the Company’s common stock entitled to vote at the meeting is required to approve the proposed amendment. If the shareholders do not approve the amendment, the Corporation’s Articles of Incorporation, which require the affirmative vote of 75% of the Corporation’s shares to elect directors and to amend Articles V, VI, VII and VIII of the Articles of Incorporation, will continue in effect.

The Board of Directors recommends a vote “FOR” the proposal.

6

OTHER MATTERS

The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and does not know of any other matter that may be brought before the Special Meeting.

A copy of the Company’s Form 10-KSB for the year ended March 31, 2004 may be obtained by written request to Cani I. Shuman, Secretary, at the Company, 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

By order of the Directors

Jugal K. Taneja

Chairman of the Board of Directors

Dated: September 27, 2004

7

Appendix A

CERTIFICATE OF AMENDMENT

TO

RESTATED ARTICLES OF INCORPORATION

OF

DYNAMIC HEALTH PRODUCTS, INC.

The undersigned, being the Chief Executive Officer and Secretary of DYNAMIC HEALTH PRODUCTS, INC., a corporation existing under the laws of the State of Florida, do hereby certify under the seal of the said corporation as follows:

1. The restated articles of incorporation of the Corporation is hereby amended by replacing Article III, in its entirety, with the following:

“ARTICLE III

Authorized Shares

The total number of shares which the corporation shall have the authority to issue shall be forty seven million (47,000,000) shares, consisting of forty five million (45,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock, all having a par value of $0.01 per share. The preferred stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of preferred stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different shares of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to provide for the issuance of preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof including without limitation, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Florida Business Corporation Act. Without limited the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or ranked equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in a resolution establishing a series of Preferred Stock, no vote of the holders of the preferred stock or common stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Florida as may be required by the Florida Business Corporation Act including, without limitation, an amendment to the Articles of Incorporation.

Establishment of Series A Convertible Preferred Stock.

Section 1. Definitions. As used herein, the following terms shall have the following meanings:

1.1 “Average Closing Price” shall mean the average closing price of the Common Stock on the Applicable Trading Market.

1.2 “Applicable Trading Market” shall mean the OTC Bulletin Board or, if the Common Stock is listed for trading thereon, The Nasdaq Stock Market, operated by the National Association of Securities Dealers, Inc., or if neither of the foregoing is the principal market on which the Common Stock is then Traded or quoted any principal successor stock exchange or market where the Common Stock is listed or included.

1.3 “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

1.4 “Common Stock” shall mean the common stock, par value $.0l per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

1.5 “Company” shall mean Dynamic Health Products, Inc., a Florida corporation.

1.6 “Conversion Date” shall mean the date upon which the Company receives the Notice of Conversion provided for in Section 5.2.

1.7 “Conversion Rate” shall have the meaning provided for in Section 5.1.

1.8 “Junior Stock” shall mean the Common Stock and the shares of any other class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series A Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

1.9 “Liquidation Preference” shall mean, with respect to each share of Series B Preferred Stock, $5.00.

1.10 “Market Value” shall mean the Average Closing Price for a five consecutive trading day period.

1.11 “Pari Passu Stock” shall mean the shares of any class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series A Preferred Stock in any other distribution of assets in accordance with the sums or other consideration which would be payable in such distribution if all sums payable were discharged in full.

1.12 “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

1.13 “Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock designated and created hereby.

Section 2. Creation and Designation of Series A Convertible Preferred Stock.

2.1 Pursuant to the authority conferred upon the Board of Directors by Article III of the Amended and Restated Articles of Incorporation of the Company, as amended, there is hereby created and the Company is hereby authorized to issue 400,000 shares of a first series of preferred stock, designated “Series A Convertible Preferred Stock,” par value $.01 per share which shall have the terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, qualifications, limitations and restrictions as provided for herein.

2.2 Each share of Series A Preferred Stock shall have the same rights and preferences as and be identical in all respects with each other share of Series A Preferred Stock.

2.3 The Company may create, authorize or issue any shares of Junior Stock or Pari Passu Stock or increase or decrease the amount of authorized capital stock of any class without the consent of the holders of Series A Preferred Stock and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Series A Preferred Stock.

Section 3. Voting.

The holders of record shares of Series A Preferred Stock and the holders of record of the Common Stock, voting as a single class, shall be entitled to one vote for each share on all matters submitted to the shareholders, subject to the right of the Board of Directors to fix a record date for the determination of shareholders entitled to notice of and to vote at any meeting.

Section 4. Liquidation Rights.

4.1 In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders the Liquidation Preference in preference to the holders of, and before any distribution is made on any Junior Stock, including, without limitation, on any Common Stock.

4.2 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

4.3 After the payment to the holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 4, the holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

4.4 In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which holders are entitled pursuant to Section 4.1, no such distribution shall be made on account of any shares of any Pari Passu Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Series A Preferred Stock and Pari Passu Stock are entitled upon such liquidation, dissolution or winding up.

Section 5. Conversion.

5.1 The holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 5, any or all of the holder’s shares of Series A Preferred Stock. In such case, each share of Series A Preferred Stock shall be converted into one (1) (the “Conversion Rate”) fully paid and nonassessable shares of Common Stock. In the event that the Average Closing Price of the Common Stock for any five consecutive trading day period after the date hereof is $5.00 per share or more (subject to adjustment upon the occurrence of the same events and in the same manner as is provided for in this Section 5.1), each holder of Series A Preferred Stock shall be deemed to have automatically given notice of the conversion of all of such holder’s shares of Series A Preferred Stock.

5.2 The conversion right of a holder of Series A Preferred Stock shall be exercised by the holder by the surrender of the certificates representing shares to be converted to the Company at any time during usual business hours at its principal place of business, accompanied by written notice (the “Notice of Conversion”) that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate. The Notice of Conversion shall read substantially as follows:

The undersigned holder (the “Holder”) is surrendering to Dynamic Health Products, Inc., a Florida corporation (the “Company”), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) in connection with the Conversion of all or a portion of the Series A Preferred Stock into shares of Common Stock, $.01 par value per share, of the Company (the “Common Stock”) as set forth below.

1. The Holder understands that the Series A Preferred Stock was issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”).

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Series A Preferred Stock shall be made either pursuant to an effective registration statement under the Securities Act, in compliance with Rule 144, or pursuant to some other exemption from registration.

3. The Holder is subject to a lockup agreement dated June 12, 1998.

        Number of shares of Series A Preferred Stock being converted:

        Applicable Conversion Price:

        Number of shares of Common Stock issuable:

Name of Holder:

(Signature of Holder)

5.3 Immediately prior to the close of business on the date of receipt by the Company of Notice of Conversion, the converting holder of Series A Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock notwithstanding that certificates representing such Common Stock shall not then be actually delivered to such person. On the Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted; and (ii) exercise the rights to which they are entitled as holders of Common Stock.

5.4 The Conversion Rate shall be subject to adjustment in case the Company shall at any time or from time to time (A) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 5.4 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company; (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue any shares of its capital stock in a reclassification of the Common Stock; or (B) pay a dividend or make a distribution to all holders of shares of Common Stock pursuant to a stockholder rights plan, “poison pill” or similar arrangement then, and in each such case, the Conversion Rate in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5.4 shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

5.5 Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver to each holder of Series A Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment.

5.6 No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered. If the conversion of any share or shares of Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported closing bid price of the Common Stock on the Applicable Trading Market at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

5.7 In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a “Transaction”), each share of Series A Preferred Stock then outstanding shall, without the consent of any holder of Series A Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event. The provisions of this Section 5.7 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 5.7 shall be the sole right of holders of Series A Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

5.8 In the case of any distribution by the Company to its stockholders of substantially all of its assets, each holder of Series A Preferred Stock will participate pro rata in such distribution based on the number of shares of Common Stock into which such holders’ shares of Series A Preferred Stock would have been convertible immediately prior to such distribution.

5.9 The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

5.10 The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

Section 6. Other Provisions.

6.1 With respect to any notice to a holder of shares of Series A Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

6.2 Shares of Series A Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Florida law, have the status of authorized but unissued shares of Series A Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Series A Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Series A Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with these Articles of Amendment.

6.3 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.

Establishment of Series B 6% Cumulative Convertible Preferred Stock

Section 1. Definitions. As used herein, the following terms shall have the following meanings:

1.1 “Accrued Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to but not including such date.

1.2 “Average Closing Price” shall mean the average closing price of the Common Stock on the Applicable Trading Market.

1.3 “Applicable Trading Market” shall mean the OTC Bulletin Board or, if the Common Stock is listed for trading thereon, The Nasdaq Stock Market, operated by the National Association of Securities Dealers, Inc., or if neither of the foregoing is the principal market on which the Common Stock is then Traded or quoted any principal successor stock exchange or market where the Common Stock is listed or included.

1.4 “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

1.5 “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

1.6 “Company” shall mean Dynamic Health Products, Inc., a Florida corporation.

1.7 “Conversion Date” shall mean the date upon which the Company receives the Notice of Conversion provided for in Section 5.2.

1.8 “Conversion Rate” shall have the meaning provided for in Section 5.1.

1.9 “Dividend Payment Date” shall mean August 15 of each year, commencing August 15, 1999.

1.10 “Dividend Record Date” shall mean, with respect to each Dividend Payment Date, a date not more than 60 days nor less than 10 days preceding a Dividend Payment Date, as shall be fixed by the Board of Directors.

1.11 “Issue Date” shall mean the date a share of Preferred Stock is issued by the Company.

1.12 “Junior Stock” shall mean the Common Stock and the shares of any other class or series of stock of the Company created on or after the issuance of the Series A Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series A Preferred Stock in respect of the right to receive dividends or to participate in any other distribution of assets.

1.13 “Liquidation Preference” shall mean, with respect to each share of Series B Preferred Stock, $2.50.

1.14 “Market Value” shall mean the Average Closing Price for a five consecutive trading day period.

1.15 “Pari Passu Stock” shall mean the shares of any class or series of stock of the Company created on or after the issuance of the Series B Preferred Stock that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series B Preferred Stock in any other distribution of assets in accordance with the sums or other consideration which would be payable in such distribution if all sums payable were discharged in full.

1.16 “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

1.17 “Series B Preferred Stock” shall mean the Series B 6% Cumulative Convertible Preferred Stock designated and created hereby.

Section 2. Creation and Designation of Series B 6% Cumulative Convertible Preferred Stock.

2.1 Pursuant to the authority conferred upon the Board of Directors by Article III of the Amended and Restated Articles of Incorporation of the Company, as amended, there is hereby created and the Company is hereby authorized to issue 800,000 shares of a second series of preferred stock, designated “Series B 6% Cumulative Convertible Preferred Stock,” par value $.01 per share, which shall have the terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, qualifications, limitations and restrictions as provided for herein.

2.2 The shares of Series B Preferred Stock shall have no voting rights except as required by law.

2.3 Each share of Series B Preferred Stock shall have the same rights and preferences as and be identical in all respects with each other share of Series B Preferred Stock.

2.4 The shares of Series B Preferred Stock shall share ratably with the shares of Series A Convertible Preferred Stock of the Company (“Series A Preferred Stock”) in amounts payable upon liquidation of the Company as provided for in Section 4 hereof.

2.5 The Company may create, authorize or issue any shares of Junior Stock or Pari Passu Stock or increase or decrease the amount of authorized capital stock of any class without the consent of the holders of Series B Preferred Stock and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Series B Preferred Stock.

Section 3. Dividends.

3.1 The holders of shares of the outstanding Preferred Stock on the Dividend Record date shall be entitled, out of funds legally available therefor, to receive dividends on each outstanding share of Preferred Stock, payable annually, in arrears, at the annual rate of 6% of the Liquidation Preference (the “Dividend Rate”). Such dividends shall be cumulative from the Issue Date and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 360-day year consisting of twelve 30-day months.

3.2 Dividends may, at the option of the Company, be paid on any Dividend Payment Date either in cash, by issuing fully paid and nonassessable shares of Common Stock or a combination thereof. If the Company elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be distributed will be calculated by dividing such payment by the Market Value ending on the Dividend Payment Date. If the shares of Common Stock issued hereunder are not subject to an effective registration statement under the Securities Act of 1933, such shares shall be “restricted securities” and shall bear a restrictive legend prohibiting transfer without an opinion of counsel that registration is not required.

3.3 No dividends or other distributions (other than a dividend or distribution in Junior Stock, other than the Common Stock) may be declared, made or paid or set apart for payment on the Common Stock, Junior Stock or Pari Passu Stock, unless full cumulative dividends shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for such payment on all outstanding shares of Preferred Stock and such other Pari Passu Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock or on any Pari Passu Stock, dividends may be declared and paid on the Preferred Stock and such Pari Passu Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share of the Preferred Stock and such Pari Passu Stock will in all cases bear to each other the same ratio that Accrued Dividends on the shares of Preferred Stock and such Pari Passu Stock bear to each other.

3.4 Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

3.5 Accrued and unpaid dividends, with respect to converted shares shall be prorated based on a 360 day year and paid upon conversion.

3.6 To the extent that the amount of any dividend payable to a holder of Preferred Stock (in respect of all shares held by such holder) is payable in shares of Common Stock and does not equal a whole number of shares of Common Stock, such fractional amount shall be paid in cash to such holder of Preferred Stock.

Section 4. Liquidation Rights.

4.1 Subject to the provisions of Section 2.4 hereof, in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders the Liquidation Preference plus Accrued Dividends thereon in preference to the holders of, and before any distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

4.2 Neither the sale, conveyance, exchange or transfer. (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company nor the merger or consolidation of the Company into or with any other corporation, or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

4.3 After the payment to the holders of the shares of Series A Preferred Stock and Series B Preferred Stock of full preferential amounts provided for in this Section 4, the holders of Series A Preferred Stock and Series B Preferred Stock. as such shall have no right or claim to any of the remaining assets of the Company.

4.4 In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock and Series B Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which holders are entitled pursuant to Section 4.1, no such distribution shall be made on account of any shares of any Pari Passu Stock upon such liquidation, dissolution or winding up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock and Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Series A Preferred Stock and Series B Preferred Stock and Pari Passu Stock are entitled upon such liquidation, dissolution or winding up.

Section 5. Conversion.

5.1 The holder of Series B Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 5, any or all of the holder’s shares of Series B Preferred Stock. In such case, each share of Series B Preferred Stock shall be converted into one (1) (the “Conversion Rate”) fully paid and nonassessable shares of Common Stock. No payment or adjustment shall be made in respect of dividends on the Common Stock or the Series B Preferred Stock upon conversion. In the event that the Average Closing Price of the Common Stock for any five consecutive trading day period after the date hereof is $5.00 per share or more (subject to adjustment upon the occurrence of the same events and in the same manner as is provided for in this Section 5.1), each holder of Series B Preferred Stock shall be deemed, on the first day after such five-day period, to have automatically given notice of the conversion of all of such holder’s shares of Series B Preferred Stock and in that event all holders shall follow the procedure set forth in Section 5.2.

5.2 The conversion right of a holder of Series B Preferred Stock shall be exercised by the holder by the surrender of the certificates representing shares to be converted to the Company at any time during usual business hours at its principal place of business, accompanied by written notice (the “Notice of Conversion”) that the holder elects to convert all or a portion of the shares of Series B Preferred Stock represented by such certificate. The Notice of Conversion shall read substantially as follows:

The undersigned holder (the “Holder”) is surrendering to Dynamic Health Products, Inc., a Florida corporation (the “Company”), one or more certificates representing shares of Series B 6% Cumulative Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) in connection with the Conversion of all or a portion of the Series B Preferred Stock into shares of Common Stock. $.01 par value per share, of the Company (the “Common Stock”) as set forth below.

1. The Holder understands that the Series B Preferred Stock was issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”).

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Series B Preferred Stock shall be made either pursuant to an effective registration statement under the Securities Act, in compliance with Rule 144, or pursuant to some other exemption from registration.

                    Number of shares of Series B Preferred Stock being converted:

                    Applicable Conversion Price:

                    Number of shares of Common Stock issuable:

                                    Name of Holder:

                                    (Signature of Holder)

5.3 Immediately prior to the close of business on the date of receipt by the Company of Notice of Conversion, the converting holder of Series B Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Series B Preferred Stock notwithstanding that certificates representing such Common Stock shall not then be actually delivered to such person. On the Conversion Date, all rights with respect to the shares of Series B Preferred Stock so converted, including the rights, if any, to receive dividends and notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series B Preferred Stock have been converted; and (ii) exercise the rights to which they are entitled as holders of Common Stock.

5.4 The Conversion Rate shall be subject to adjustment in case the Company shall at any time or from time to time (A) make a redemption payment or pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 5.4 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company; (B) subdivide the outstanding shares of Common Stock into a larger number of shares; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue any shares of its capital stock in a reclassification of the Common Stock; or (E) pay a dividend or make a distribution to all holders of shares of Common Stock pursuant to a stockholder rights plan, “poison pill” or similar arrangement then, and in each such case, the Conversion Rate in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series B Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5.4 shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

5.5 Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver to each holder of Series B Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment.

5.6 No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series B Preferred Stock so surrendered. If the conversion of any share or shares of Series B Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported closing bid price of the Common Stock on the Applicable Trading Market at the close of business on the trading day next preceding the day of conversion shall be paid to such holder in cash by the Company.

5.7 In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a “Transaction”), each share of Series B Preferred Stock then outstanding shall, without the consent of any holder of Series B Preferred Stock, become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted immediately prior to such Transaction after giving effect to any adjustment event. The provisions of this Section 5.7 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 5.7 shall be the sole right of holders of Series B Preferred Stock in connection with any Transaction and such holders shall have no separate vote thereon.

5.8 In the case of any distribution by the Company to its stockholders of substantially all of its assets, each holder of Series B Preferred Stock will participate pro rata in such distribution based on the number of shares of Common Stock into which such holders shares of Series B Preferred Stock would have been convertible immediately prior to such distribution.

5.9 The Company shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock.

5.10 The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting holder of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series B Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series B Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

Section 6. Other Provisions.

6.1 With respect to any notice to a holder of shares of Series B Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

6.2 Shares of Series B Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Florida law, have the status of authorized but unissued shares of Series B Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Series B Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Series B Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series B Preferred Stock must be in compliance with these Articles of Amendment.

6.3 All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.”

2. The restated articles of incorporation of the Corporation is hereby amended by replacing Article V, in its entirety, with the following:

“ARTICLE V

Board of Directors

Section 1. Number, election and terms of Directors. Except as otherwise fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Company shall be fixed from time to time by or pursuant to the Bylaws of the Company. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Company, one class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 1999, another class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 2000, and another class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 2001, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of the shareholders of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section 2. Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duty elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote generally in the election of Directors, voting together as a single class.

Section 4. Amendment, repeal, or alteration. Notwithstanding anything contained in these Amended and restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article V.”

3. The restated articles of incorporation of the Corporation is hereby amended by replacing Article VI, in its entirety, with the following:

“ARTICLE VI

Section 1. Calling of Special Shareholders Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Company may be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by written requests signed, dated and delivered to the Secretary of the Company by the holders of record of at least 35% of all the votes entitled to be cast on the issues proposed to be considered at the meeting and describing the purposes for which it is to be held.

Section 2. Amendment, repeal, or alteration. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VI.”

4. The restated articles of incorporation of the Corporation is hereby amended by replacing Article VII, in its entirety, with the following:

“ARTICLE VII

Section 1. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days prior to the meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in this Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article VII. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VII and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. Amendment, repeal, or alteration. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VII.”

5. The restated articles of incorporation of the Corporation is hereby amended by replacing Article VIII, in its entirety, with the following:

“ARTICLE VIII

Section 1. Eligibility to Make Nominations. Nominations of candidates for election as directors of the Company at any meeting of shareholders called for election of directors, in whole or in part (an “Election Meeting”), may be made by the Board of Directors (“Board”) or by any shareholder entitled to vote at such Election Meeting.

Section 2. Procedure for Nominations by the Board of Directors. Nominations made by the Board shall be made as provided in the Bylaws.

Section 3. Procedure for Nominations by Shareholders. Not less than 60 days prior to the date of the Election Meeting any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the U.S. Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such nominee.

Section 4. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 2 or Section 3 hereof and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the shareholder who proposed such nominee, as the case maybe, may designate a substitute nominee.

Section 5. Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

Section 6. Amendment, repeal, or alteration. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.”

6. The amendments of the restated articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of Section 607:1003 of the Florida Business Corporation Act.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation’s Restated Articles of Incorporation, as amended, to be signed by Mandeep K. Taneja, its Chief Executive Officer, and Cani I. Shuman, its Secretary, this          day of September, 2004.

DYNAMIC HEALTH PRODUCTS, INC.

By:
Mandeep K. Taneja, Chief Executive Officer

By:
Cani I. Shuman, Secretary

PROXY	PROXY

DYNAMIC HEALTH PRODUCTS, INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON OCTOBER 22, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jugal K. Taneja and or Cani I. Shuman, as proxy, with the power to appoint their substitute, to represent and to vote all the shares of common stock of Dynamic Health Products, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on October 22, 2004 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Dynamic Health Products, Inc. at 6911 Bryan Dairy Road, Suite 210 Largo, Florida 33777, on October 22, 2004 at 10 a.m., local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS

	For	Against	Abstain
1. To increase the authorized common stock to 45,000,000	☐	☐	☐

2. To change the voting requirements to a majority of the outstanding shares of the Company’s common stock then entitled to vote	☐	☐	☐

If you plan to attend the Special Meeting please mark this box    ☐

Dated:                    , 2004

Signature

Name (printed)

Title

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

FOLD AND DETACH HERE